Exhibit 32

STATEMENTS OF CORPORATE OFFICERS
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, Susan M. Gray, President and Chief Executive Officer of Tucson Electric Power Company (the “Company”), and Frank P. Marino, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 11, 2021	/s/ Susan M. Gray
Susan M. Gray
President and Chief Executive Officer
(Principal Executive Officer)

Date:	February 11, 2021	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President and Chief Financial Officer
(Principal Financial Officer)